 Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantee)
WHITE MOUNTAINS INSURANCE GROUP, LTD.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON SEPTEMBER 20,
2022, UNLESS THE OFFER IS EXTENDED (SUCH TIME, AS IT MAY BE EXTENDED,
THE “EXPIRATION TIME”).

As set forth in Section 2 of the Offer to Purchase (as defined below), this form must be used to accept the Offer (as defined below) if (1) certificates evidencing your tendered Common Shares of White Mountains Insurance Group, Ltd. (the “Company”), par value of $1.00 per share (the “Shares”), are not immediately available or cannot be delivered to the Depositary before the Expiration Time (as defined in the Offer to Purchase), (2) the procedures for book-entry transfer described in Section 2 of the Offer to Purchase cannot be completed before the Expiration Time or (3) time will not permit all required documents to reach the Depositary before the Expiration Time. This form, signed and properly completed, may be delivered to Computershare Trust Company, N.A. (the “Depositary”) by mail or overnight delivery or transmitted by email to the Depositary. See Section 2 of the Offer to Purchase.
The Depositary for the Offer is:
Computershare Trust Company, N.A.
By First Class, Registered or Certified Mail: Computershare Trust Company, N.A. Depositary c/o Voluntary Corporate Actions PO Box 43011 Providence, Rhode Island 02940-3011	By Express or Overnight Delivery: Computershare Trust Company, N.A. Depositary c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021
By email: canoticeofguarantee@computershare.com
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA EMAIL, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY, THE INFORMATION AGENT, THE DEALER MANAGERS, OR THE DEPOSITORY TRUST COMPANY (“DTC”) WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE VALID DELIVERY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:
The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in its Offer to Purchase dated August 22, 2022 (the “Offer to Purchase”), and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number (indicated herein) of the Shares, listed below at the price indicated below, pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.
NUMBER OF SHARES TO BE TENDERED:   SHARES
Certificate Nos. (if available):
PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED
(See Instruction 7 of the Letter of Transmittal)
CHECK ONLY THE BOX UNDER 1 OR 2 BELOW. IF BOTH BOXES UNDER 1 OR 2 ARE CHECKED, OR IF NEITHER OF THE BOXES UNDER 1 OR 2 ARE CHECKED, THERE IS NO VALID TENDER OF SHARES.
1.
SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

☐
By checking this box INSTEAD OF ONE OF THE BOXES UNDER 2 BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined pursuant to the Offer. This action will maximize the chance of having the Company purchase all of the Shares tendered by the undersigned (subject to the possibility of proration). You should understand that this election may lower the purchase price paid for all purchased Shares in the Offer and could result in the tendered Shares being purchased at the minimum price of $1,250 per Share, which is below the last reported sale price for the Shares on August 19, 2022, the last full trading day prior to the public announcement of the Offer, which was $1,305.13.

— OR —
2.
SHARES TENDERED AT A PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX UNDER 1 ABOVE, the undersigned hereby tenders Shares at the price checked the corresponding box in the section below captioned “Price (in Dollars) per Share at which Shares are Being Tendered”. This action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price checked. If the purchase price for the Shares is equal to or greater than the price checked, then the Shares purchased by the Company will be purchased at the purchase price. All Shares so purchased by the Company will be purchased at the same price regardless of whether the shareholder tendered at a lower price. A shareholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED.
CHECK ONLY ONE BOX BELOW. IF MORE THAN ONE BOX BELOW IS CHECKED OR IF NO BOX BELOW IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
☐ $1,250	☐ $1,251	☐ $1,252	☐ $1,253	☐ $1,254
☐ $1,255	☐ $1,256	☐ $1,257	☐ $1,258	☐ $1,259
☐ $1,260	☐ $1,261	☐ $1,262	☐ $1,263	☐ $1,264
☐ $1,265	☐ $1,266	☐ $1,267	☐ $1,268	☐ $1,269
☐ $1,270	☐ $1,271	☐ $1,272	☐ $1,273	☐ $1,274
☐ $1,275	☐ $1,276	☐ $1,277	☐ $1,278	☐ $1,279
(PRICES (IN DOLLARS) PER SHARE CONTINUED ON NEXT PAGE)

☐ $1,280	☐ $1,281	☐ $1,282	☐ $1,283	☐ $1,284
☐ $1,285	☐ $1,286	☐ $1,287	☐ $1,288	☐ $1,289
☐ $1,300	☐ $1,301	☐ $1,302	☐ $1,303	☐ $1,304
☐ $1,305	☐ $1,306	☐ $1,307	☐ $1,308	☐ $1,309
☐ $1,310	☐ $1,311	☐ $1,312	☐ $1,313	☐ $1,314
☐ $1,315	☐ $1,316	☐ $1,317	☐ $1,318	☐ $1,319
☐ $1,320	☐ $1,321	☐ $1,322	☐ $1,323	☐ $1,324
☐ $1,325	☐ $1,326	☐ $1,327	☐ $1,328	☐ $1,329
☐ $1,330	☐ $1,331	☐ $1,332	☐ $1,333	☐ $1,334
☐ $1,335	☐ $1,336	☐ $1,337	☐ $1,338	☐ $1,339
☐ $1,340	☐ $1,341	☐ $1,342	☐ $1,343	☐ $1,344
☐ $1,345	☐ $1,346	☐ $1,347	☐ $1,348	☐ $1,349
☐ $1,350	☐ $1,351	☐ $1,352	☐ $1,353	☐ $1,354
☐ $1,355	☐ $1,356	☐ $1,357	☐ $1,358	☐ $1,359
☐ $1,360	☐ $1,361	☐ $1,362	☐ $1,363	☐ $1,364
☐ $1,365	☐ $1,366	☐ $1,367	☐ $1,368	☐ $1,369
☐ $1,370	☐ $1,371	☐ $1,372	☐ $1,373	☐ $1,374
☐ $1,375	☐ $1,376	☐ $1,377	☐ $1,378	☐ $1,379
☐ $1,380	☐ $1,381	☐ $1,382	☐ $1,383	☐ $1,384
☐ $1,385	☐ $1,386	☐ $1,387	☐ $1,388	☐ $1,389
☐ $1,390	☐ $1,391	☐ $1,392	☐ $1,393	☐ $1,394
☐ $1,395	☐ $1,396	☐ $1,397	☐ $1,398	☐ $1,399
☐ $1,400

ODD LOTS
(See Instruction 8 of the Letter of Transmittal)
As described in Section 1 of the Offer to Purchase, under certain conditions, a shareholder owning beneficially or of record an aggregate of fewer than 100 Shares and who tenders all such Shares and satisfies the other requirements set forth in the Offer to Purchase, may have his or her Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):
☐
owns, whether beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all such Shares; or

☐
is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

In addition, the undersigned is tendering all such Shares either (check one box):
☐
at the Purchase Price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box should not check any box in the section captioned “Price (in Dollars) per Share at which Shares are Being Tendered”); or

☐
at the price per Share indicated above in the section captioned “Price (in Dollars) per Share at which Shares are Being Tendered”.

SIGN HERE
Name(s) of Record Holder(s): (Please Type or Print)
Address(es): (Include Zip Code)
Area Code and Telephone Number:
Taxpayer ID No(s). or Social Security No(s).:
Account Number (at The Depositary Trust Company):
Date:
Signature(s):
If Shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:
Name of Tendering Institution:
Account Number at Book-Entry Transfer Facility:
Transaction Code Number:

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a financial institution that is a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, within two business days after the date of receipt by the Depositary.
The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for shares to the Depositary or complete the procedures for book-entry transfer deliveries within the time period set forth herein. Failure to do so could result in financial loss to such eligible institution.
Name of Firm	Address
Authorized Signature	Zip Code
Name (Please Print)	Area Code and Telephone Number
Title	Dated
THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.